Exhibit 99.1

Arista Networks Reports Fourth Quarter and Full Year 2014 Financial Results
Cloud Networking Adoption Drives Record 2014 Revenue, non-GAAP Net Income and Earnings per Diluted Share
SANTA CLARA, Calif., February 19, 2015 - Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven cloud networking solutions for large data center and computing environments, today announced financial results for its fourth quarter and year ended December 31, 2014.
Fourth Quarter Financial Highlights

•	Revenue of $173.5 million, an increase of 51.2% compared to the fourth quarter of 2013, and an increase of 11.6% from the third quarter of 2014.

•	GAAP gross margin of 67.1%, compared to GAAP gross margin of 67.5% in the fourth quarter of 2013 and 64.9% in the third quarter of 2014.

•	GAAP net income of $31.0 million, or $0.43 per diluted share, compared to GAAP net income of $13.7 million, or $0.23 per diluted share, in the fourth quarter of 2013.

•	Non-GAAP net income of $37.3 million or $0.53 per diluted share, compared to non-GAAP net income of $17.5 million, or $0.27 per diluted share, in the fourth quarter of 2013.

•	Operating cash flow of $15.8 million, compared to $6.0 million of operating cash used in the fourth quarter of 2013.
“We are pleased with our annual revenue growth in 2014 of 61.7% over 2013, with broad customer momentum across our key verticals,” stated Jayshree Ullal, Arista President and CEO. “Our pioneering innovations in EOS+, in combination with our flagship 7000 series spine and spline models have made cloud networking transition a reality.”
Full Year Financial Highlights

•	Revenue of $584.1 million, an increase of 61.7% compared to fiscal year 2013.

•	GAAP gross margin of 67.1%, compared to GAAP gross margin of 66.0% in fiscal year 2013.

•	GAAP net income of $86.9 million, or $1.29 per diluted share, compared to GAAP net income of $42.5 million, or $0.72 per diluted share, in fiscal year 2013.

•	Non-GAAP net income of $105.5 million or $1.54 per diluted share, compared to non-GAAP net income of $52.6 million, or $0.84 per diluted share, in fiscal year 2013.

•	Operating cash flow of $114.5 million, compared to $34.6 million in fiscal year 2013.
Commenting on the company's financial results, Kelyn Brannon, CFO of Arista Networks, said, "We executed strongly on our business model throughout 2014 and achieved impressive financial results. The fourth quarter capped off a year of record revenue, EPS and operating cash flow, while we also increased non-GAAP operating margin to 26% for the year.”
Financial Outlook
For the first quarter of 2015, we expect:

•	Revenue between $164 and $172 million.

•	Non-GAAP gross margin in the range of 63% to 66% and

•	Non-GAAP operating margin in the range of 22% to 25%.
Guidance for non-GAAP financial measures excludes legal expenses associated with the OptumSoft and Cisco litigation, stock-based compensation and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.
Prepared Materials and Conference Call Information
Arista executives will discuss fourth quarter 2014 financial results on a conference call at 1:30 p.m. Pacific time today. The conference call can be heard via webcast on our investor relations website: investors.arista.com, or by dialing 1-877-201-0168 in the United States or 1-647-788-4901 from international locations. The Conference ID is 78056197.
Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s Investor Relations website.

Forward-Looking Statements
This press release contains “forward-looking statements” regarding our performance, including statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the first quarter of FY 2015. Forward-looking statements are subject to a number of uncertainties and risks that could cause actual results to differ materially from those anticipated in the forward-looking statements including: Arista Networks’ limited operating history; risks associated with Arista Networks’ rapid growth; Arista Networks’ customer concentration; requests for more favorable terms and conditions from our large end customers; declines in the sales prices of our products and services; changes in customer order patterns or customer mix; increased competition in our products and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; the dispute with Cisco Systems, Inc. and OptumSoft, Inc.; the evolution of the cloud networking market and the adoption by end customers of Arista Networks’ cloud networking solutions; and general market, political, economic and business conditions. Additional risks and uncertainties that could affect Arista Networks can be found in Arista’s Annual Report on Form 10-K that will be filed with the SEC for the year ended December 31, 2014, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at http://investors.arista.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista Networks disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
The company reports non-GAAP results for gross margins, net income and net income per share in addition to, and not as a substitute for, financial measures calculated in accordance with GAAP. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Arista Networks defines non-GAAP gross margins as total gross profit, excluding stock-based compensation expenses, divided by total revenue. Arista Networks defines non-GAAP net income as net income, excluding stock based compensation expense, realized gain on note receivable, and the related income tax effect of these exclusions. Arista Networks defines non-GAAP net income per share as non-GAAP net income divided by the diluted weighted average shares outstanding on a pro forma basis. In order to evaluate per share information on a comparative basis, the company believes it is meaningful to provide a non-GAAP financial measure that gives pro forma effect to the conversion of the preferred shares and notes payable into common shares and the issuance of common shares in connection with the company’s initial public offering as if each happened at the beginning of each period presented.
About Arista Networks
Arista Networks was founded to deliver software-driven cloud networking solutions for large data center and computing environments. Arista’s award-winning 10/40/100 GbE switches redefine scalability, robustness, and price-performance, with over 3,000 customers and more than three million cloud networking ports deployed worldwide. At the core of Arista’s platform is EOS, an advanced network operating system. Arista Networks products are available worldwide through distribution partners, systems integrators and resellers.
ARISTA, EOS and Spline are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners.
Additional information and resources can be found at: http://www.arista.com.

Media Contact Amanda Jaramillo Corporate Communications (408) 547-5798 amanda@arista.com	Investor Contact Chuck Elliott Product and Investor Advocacy (408) 547-5549 chuck@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Income
(Unaudited in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Revenue	$173,489	$114,766	$584,106	$361,224
Cost of revenue	57,049	37,293	192,015	122,686
Gross profit	116,440	77,473	392,091	238,538
Operating expenses:
Research and development	44,344	31,352	148,909	98,587
Sales and marketing	25,016	17,412	85,338	55,115
General and administrative	8,078	6,204	32,331	18,688
Total operating expenses	77,438	54,968	266,578	172,390
Income from operations	39,002	22,505	125,513	66,148
Other income (expense), net:
Interest expense—related party	—	(439)	(782)	(1,739)
Interest expense	(768)	(1,360)	(5,498)	(5,380)
Other income (expense), net	(151)	(631)	2,275	(754)
Total other income (expense), net	(919)	(2,430)	(4,005)	(7,873)
Income before provision for income taxes	38,083	20,075	121,508	58,275
Provision for income taxes	7,046	6,333	34,658	15,815
Net income	$31,037	$13,742	$86,850	$42,460
Net income attributable to common stockholders:
Basic	$30,251	$6,970	$68,889	$20,777
Diluted	$30,328	$7,415	$70,524	$21,780
Net income per share attributable to common stockholders:
Basic	$0.48	$0.24	$1.42	$0.76
Diluted	$0.43	$0.23	$1.29	$0.72
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	63,186	28,487	48,427	27,320
Diluted	70,219	32,470	54,590	30,051

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited in thousands, except percentages and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

GAAP gross profit	$116,440	$77,473	$392,091	$238,538
GAAP gross margin	67.1%	67.5%	67.1%	66.0%
Stock-based compensation expense	543	151	1,535	408
Non-GAAP gross profit	$116,983	$77,624	$393,626	$238,946
Non-GAAP gross margin	67.4%	67.6%	67.4%	66.1%

GAAP income from operations	$39,002	$22,505	$125,513	$66,148
Stock-based compensation expense	8,050	3,760	27,619	10,159
Non-GAAP income from operations	$47,052	$26,265	$153,132	$76,307
Non-GAAP operating margin	27.1%	22.9%	26.2%	21.1%

GAAP net income	$31,037	$13,742	$86,850	$42,460
Stock-based compensation expense	8,050	3,760	27,619	10,159
Realized gain on note receivable	—	—	(4,000)	—
Income tax effect on non-GAAP exclusions	(1,750)	—	(4,931)	—
Non-GAAP net income	$37,337	$17,502	$105,538	$52,619

Weighted average shares used in computing GAAP diluted income per share attributable to common stockholders	70,219	32,470	54,590	30,051
Additional weighted average dilutive shares[1]	—	32,282	13,797	32,282
Non-GAAP weighted average diluted shares	70,219	64,752	68,387	62,333

GAAP diluted net income per share attributable to common stockholders	$0.43	$0.23	$1.29	$0.72
Net income attributable to participating securities	0.01	0.19	0.30	0.69
Non-GAAP adjustments to net income	0.09	0.12	0.34	0.34
Non-GAAP adjustments to diluted shares	—	(0.27)	(0.39)	(0.91)
Non-GAAP diluted net income per share	$0.53	$0.27	$1.54	$0.84
Summary of Stock-Based Compensation Expense
Cost of revenue	$543	$151	$1,535	$408
Research and development	4,688	2,015	14,986	5,464
Sales and marketing	1,897	1,126	7,643	2,985
General and administrative	922	468	3,455	1,302
Total	$8,050	$3,760	$27,619	$10,159
______________________
1Includes weighted average shares from the issuance of shares upon our IPO and the assumed conversion of preferred stock and notes payable at the beginning of each quarter.

ARISTA NETWORKS, INC.
Condensed Consolidated Balance Sheets
(Unaudited in thousands)

	December 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$240,031	$113,664
Marketable securities	209,426	—
Accounts receivable, net	96,982	77,999
Inventories	80,519	67,094
Deferred tax assets	12,252	12,356
Prepaid expenses and other current assets	40,269	7,653
Notes receivable	—	4,000
Total current assets	679,479	282,766
Property and equipment, net	71,558	67,204
Deferred tax assets	11,510	4,541
Other assets	48,476	10,009
TOTAL ASSETS	$811,023	$364,520
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$32,428	$20,111
Accrued liabilities	40,369	21,539
Deferred revenue	60,327	41,306
Convertible notes payable, related party	—	24,743
Accrued interest payable, related party	—	4,484
Convertible notes payable	—	74,050
Accrued interest payable	—	12,967
Other current liabilities	11,249	10,144
Total current liabilities	144,373	209,344
Income taxes payable	17,323	14,716
Lease financing obligations, non-current	42,547	43,152
Other long-term liabilities	51,122	19,576
TOTAL LIABILITIES	255,365	286,788
STOCKHOLDERS’ EQUITY:
Convertible preferred stock	—	5,992
Common stock	7	3
Additional paid-in capital	426,171	28,737
Retained earnings	129,814	42,964
Accumulated other comprehensive income (loss)	(334)	36
TOTAL STOCKHOLDERS’ EQUITY	555,658	77,732
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$811,023	$364,520

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited in thousands)

	Year Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$86,850	$42,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,021	5,044
Stock-based compensation	27,619	10,159
Deferred income taxes	(6,774)	(8,831)
Provision for bad debts	860	191
Realized gain on notes receivable	(4,000)	—
Amortization of debt discount	527	1,118
Write-off of debt discount on notes payable	680	—
Excess tax benefit on stock based-compensation	(17,436)	(882)
Other	348	—
Changes in operating assets and liabilities:
Accounts receivable	(19,844)	(28,289)
Inventories	(13,425)	(49,179)
Prepaid expenses and other current assets	(32,616)	2,981
Other assets	(4,261)	(305)
Accounts payable	14,007	3,865
Accrued liabilities	18,874	11,967
Deferred revenue	47,564	34,127
Interest payable	(1,630)	4,501
Interest payable—related party	670	1,500
Income taxes payable	4,377	2,141
Other liabilities	2,105	2,080
Net cash provided by operating activities	114,516	34,648
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(13,134)	(20,316)
Purchases of marketable securities	(210,019)	—
Proceeds from repayment of notes receivable	8,000	1,000
Change in restricted cash	4,040	—
Other investing activities	(38,249)	(175)
Net cash used in investing activities	(249,362)	(19,491)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net of issuance cost	239,315	—
Repayment on notes payable	(20,000)	—
Principal payments of lease financing obligations	(793)	—
Proceeds from issuance of common stock upon exercising options, net of repurchases	25,379	9,004
Excess tax benefit on stock-based compensation	17,436	882
Net cash provided by financing activities	261,337	9,886
Effect of exchange rate changes	(124)	(34)
NET INCREASE IN CASH AND CASH EQUIVALENTS	126,367	25,009
CASH AND CASH EQUIVALENTS—Beginning of period	113,664	88,655
CASH AND CASH EQUIVALENTS—End of period	$240,031	$113,664